UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 20, 2005

Adobe Systems Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operation

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2005, the Board of Directors of Adobe Systems Incorporated (“Adobe”), pursuant to the recommendation of the Nominating and Governance Committee, approved changes to the compensation for non-employee members of the Board.

Beginning December 3, 2005, the annual Board cash retainer will be $35,000. Committee annual retainers will be as follows: Audit Committee—Chairman $30,000, members $15,000; Executive Compensation Committee—Chairman $15,000, members $7,500; Nominating and Governance Committee—Chairman $10,000, members $5,000.

In addition, each non-employee director is automatically granted a stock option, under Adobe’s 1996 Outside Directors’ Stock Option Plan (the “1996 Plan”) to purchase 25,000 shares of Adobe’s common stock at a price per share equal to the closing price of Adobe’s common stock on the grant date. These options are granted on the day after Adobe’s annual meeting of stockholders and are subject to vesting provisions as described below. New non-employee directors joining the Board automatically receive an option to purchase 50,000 shares of Adobe common stock under the 1996 Plan, subject to the same vesting terms, on the day they become a director, but do not receive an annual grant in connection with their initial annual meeting as a director.

Options granted under the 1996 Plan vest and become exercisable at a rate of 25% on the day immediately preceding each of the first and second annual meetings following the date of grant and the remaining 50% on the day immediately preceding the third annual meeting following the date of grant. In the event of any merger, reorganization, or sale of substantially all of Adobe’s assets in which there is a change in control of Adobe, all option shares become immediately and fully vested.

Directors are offered to purchase Adobe’s health, dental and vision insurance at COBRA rates. Directors are also entitled to reimbursement of reasonable travel expenses associated with Board and Committee meetings as well as costs and expenses incurred in attending director education programs and other Adobe-related seminars and conferences.

The summary of director compensation set forth above is qualified in its entirety by reference to the description of 2006 director compensation, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 20, 2005, the Board of Directors of Adobe approved amendments to several sections of its Bylaws effective as of September 20, 2005. The changes to the Bylaws include: (1) eliminating the Office of the Chairman of the Board of Directors from the designated officers of Adobe and assigning certain of the duties of such office to the Chief Executive Officer of Adobe, (2) permitting meetings of stockholders by remote communication, (3) expanding the use of electronic transmissions to provide notice of meetings, (4) permitting the posting of stockholder lists by means of electronic transmission in connection with meetings of stockholders, and (5) permitting the delivery of a single notice to stockholders who share an address if consented to by such stockholders.

The summary of changes to the Bylaws set forth above is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of Adobe, a copy of which is attached to this report as Exhibit 3.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

3.1                              Amended and Restated Bylaws of Adobe Systems Incorporated.

10.1                        Description of 2006 Director Compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: September 23, 2005	By:	/s/ MURRAY J. DEMO
Murray J. Demo
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Adobe Systems Incorporated.
10.1	Description of 2006 Director Compensation.